FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported)

                 September 27, 1995   Commission file #0-15423

                     SOUTH ALABAMA BANCORPORATION,INC.
          (Exact name of registrant as specified in its charter)

     Delaware                                63-0909434
(State or other jurisdiction of           (I.R.S. employer
 incorporation or organization)          Identification Number)

 68 St. Francis Street, Mobile, Alabama         36602
(Address of principal executive offices)      (Zip Code)

                              (334) 431-7800
           (Registrant's telephone number, including area code)


                           Exhibit Index Page 4






                             Page 1 of 4 Pages




Item 4. Changes in Registrant's Certifying Accountant
     (a)  On September 27, 1995, the Registrant terminated
          Deloitte and Touche LLP as its independent accountant. Deloitte and Touche LLP's report on the Company's financial statements did not contain, for either of the past two years, an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, auditing scope or accounting principles.

          The decision to change accountants was recommended by the Audit Committee of the Board of Directors and approved by the entire Board based upon such recommendation.

          During the years 1993 and 1994 and the partial year of 1995, there were no disagreements with Deloitte and Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte and Touche LLP, would have caused it to make references to the subject matter of the disagreement in connection with its report.

     (b) On September 27, 1995, Arthur Anderson was engaged as the new independent accountant for the Company to be the principal accountant to audit the Registrant's financial statements.



          Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              SOUTH ALABAMA BANCORPORATION

10/03/95                      /s/ W. Bibb Lamar, Jr.
Date                          W. Bibb Lamar, Jr.
                              President


10/03/95                      /s/ F. Michael Johnson
Date                          F. Michael Johnson
                              Executive Vice-President
                              (Principal Financial Officer)




                               EXHIBIT INDEX

Exhibit No.   Description

   16         Response of Deloitte and Touche LLP to Filing